EXHIBIT 4(b)(2)


                   Form of 8.40% Note due 2007

                      WESTVACO CORPORATION

                                       CUSIP: 961548 AW 4
No.                                        $

          WESTVACO CORPORATION, a Delaware corporation

(hereinafter called the "Company", which term includes any

successor corporation under the Indenture herienafter

referred to), for value received, hereby promises to pay to

                 , or registered assigns, the principal sum

of                           Dollars on June 1, 2007, and

to pay interest thereon from June 1, 2000, or from the most

recent Interest Payment Date to which interest has been

paid or duly provided for, semi-annually on June 1 and

December 1 in each year commencing December 1, 2000, at the

rate of 8.40% per annum, until the principal hereof is paid

or made available for payment.  The interest so payable,

and punctually paid or duly provided for, on any Interest

Payment Date will, as provided in such Indenture, be paid

to the Person in whose name this Security (or one or more

Predecessor Securities) is registered at the close of

business on the Regular Record Date for such interest,

which shall be the May 15 or November 15 (whether or not a

Business Day), as the case may be, next preceding such

Interest Payment Date.  Any such interest not so punctually

paid or duly provided for will forthwith cease to be

payable to the Holder on such Regular Record Date and may

either be paid to the Person in whose name this Security

(or one or more Predecessor Securities) is registered at

the close of business on a Special Record Date for the

payment of such Defaulted Interest to be fixed by the

Trustee, notice whereof shall be given to Holders of

Securities of this series not less than 10 days prior to

such Special Record Date, or be paid at any time in any

other lawful manner not inconsistent with the requirements

of any securities exchange on which the Securities of this

series may be listed, and upon such notice as may be

required by such exchange, all as more fully provided in

said Indenture.



          Payment of the principal of (and premium, if any)

and interest on this Security will be made at the offices

or agencies of the Company maintained for that purpose in

the Borough of Manhattan, The City of New York, in such

coin or currency of the United States of America as at the

time of payment is legal tender for payment of public and

private debts; provided, however, that at the option of the

Company payment of interest may be made by check drawn upon

any Paying Agent and mailed on or prior to an Interest

Payment Date to the address of the Person entitled thereto

as such address shall appear in the Security Register.



          Reference is hereby made to the further

provisions of this Security set forth on the reverse

hereof, which further provisions shall for all purposes

have the same effect as if set forth at this place.



          Unless the certificate of authentication hereon

has been executed by the Trustee referred to on the reverse

hereof, directly or through an authenticating agent, by the

manual signature of an authorized officer, this Security

shall not be entitled to any benefit under the Indenture or

be valid or obligatory for any purpose.



          IN WITNESS WHEREOF, the Company has caused this

instrument to be duly executed under its corporate seal.



Dated:

                                   WESTVACO CORPORATION


                                   By:
                                   ______________________________
                                   _

[Seal]

Attest:


____________________________


          This is one of the Securities of the series designated

therein referred to in the within-mentioned Indenture.



                                   THE BANK OF NEW YORK
                                     as Trustee


                                   By:
                                   ______________________________
                                   __
                                               Authorized
                                   Signatory
                     [REVERSE OF SECURITY]


          This Security is one of a duly authorized issue of

securities of the Company (herein called the "Securities"),

issued and to be issued in one or more series under an

Indenture, dated as of March 1, 1983 (herein called the

"Indenture"), between the Company and Irving Trust Company, as

Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of

rights, duties and immunities thereunder of the Company, the

Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and

delivered.  This Security is one of the series designated on the face hereof, limited in aggregated principal amount to

$200,000,000.



          Upon not less than 30 nor more than 60 days' notice,

the Company may redeem this Security, in whole or in part, at any time at a Redemption Price equal to 100% of the principal amount hereof plus the Make-Whole Premium, together with

accrued and unpaid interest hereon, if any, to the Redemption

Date.  Notice of redemption shall be given as provided in the

Indenture.



          If an Event of Default with respect to Securities of

this series shall occur and be continuing, the principal of the

Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.



          The Indenture permits, with certain exceptions as

therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the

Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be

affected.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal

amount of the Securities of each series at the time

Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain

provisions of the Indenture and certain past defaults under the

Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.



          No reference herein to the Indenture and no provision

of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional,

to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.



          As provided in the Indenture and subject to certain

limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this

Security for registration of transfer at the office or agency of the Company in any place where the principal of (and

premium, if any) and interest on this Security are payable,

duly endorsed by, or accompanied by a written instrument of

transfer in form satisfactory to the Company and the Security

Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new

Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the

designated transferee or transferees.



          The Securities of this series are issuable only in

registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth,

Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder

surrendering the same.



          No service charge shall be made for any such

registration of transfer or exchange, but the Company may

require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.



          Prior to due presentment of this Security for

registration of transfer, the Company, the Trustee and any

agent of the Company or the Trustee may treat the Person in

whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and

neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.



          All terms used in this Security which are defined in

the Indenture shall have the meanings assigned to them in the

Indenture.  In addition, the following terms used in this

Security shall have the definitions set forth below:



          "Make-Whole Premium" means, with respect to any

Security at any Redemption Date, the excess, if any, of (a) the present value of the sum of the principal amount and premium,

if any, that would be payable on such Security on its Stated

Maturity and all remaining interest payments (not includig any portion of such payments of interest accrued as of the

Redemption Date) to an including such Stated Maturity,

discounted on a semi-annual bond equivalent basis from such

Stated Maturity to the Redemption Date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the

Business Day immediately preceding the Redemption Date), plus

25 basis points, over (b) the principal amount of the Security being redeemed.



          "Treasury Yield" means the yield to maturity at the

time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most

recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of

similar data)) most nearly equal to the then remaining average life of the Securities of this series, provided that if the

average life of the Securities of this series is not equal to the constant maturity of a United States Treasury security for which a weekly average yieled is given, the Treasury yield

shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yield is given, except that if the average life of the Securities of

this series is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.



                         ABBREVIATIONS


          The following abbreviations, when used in the

inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.



          TEN COM    - as tenants in common



          TEN ENT    - as tenants by the entireties



          JT TEN         - as joint tenants with right of

survivorship and not as tenants in common



          UNIF GIFT MIN ACT - _______________Custodian
________________
                          (Cust)           (Minor)
                          Under Uniform Gifts to Minors Act



                              _______________________
                                 (State)



          Additional abbreviations may also be used though not in the above list.

                          ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned hereby sell(s),

assign(s) and transfer(s) unto

______________________________________________________ PLEASE

INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF

ASSIGNEE



          _____________________



          ______________________

_______________________________________________________________

________

_______________________________________________________________

________

(Please print or typewrite name and address including postal zip code, of assignee)



the within Security and all rights thereunder, hereby

irrevocably constitutes and appoints

_______________________________________________________________

_______

_______________________________________________________________

_______

_______________________________________________________________

_______

to transfer said Security on the books of the Company, with

full power of substitution in the premises.



Dated: ______________________  _____________________________







                               NOTICE:  The signature to this
                               assignment must correspond with
                               the name as written upon the
                               face of the within instrument
                               in every particular, without
                               alteration or enlargement or
                               any change whatsoever.